UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
_____________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2021

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JOUNCE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37998	45-4870634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Memorial Drive		02139
Cambridge,	Massachusetts
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (857) 259-3840

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JNCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.  Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
 On February 10, 2021, the Board of Directors (the "Board") of Jounce Therapeutics, Inc. (the "Company"), appointed Luisa Salter-Cid, Ph.D. as a director and as a member of the Science and Technology committee of the Board, effective immediately. Dr. Salter-Cid has been designated as a Class I director to serve in accordance with the Company's Amended and Restated By-Laws until the Company's 2021 Annual Meeting of Stockholders or until her successor has been duly elected and qualified, or until her earlier death, removal or resignation.
Dr. Salter-Cid has served as the Chief Scientific Officer of Gossamer Bio, Inc. ("Gossamer"), a publicly-traded clinical-stage biopharmaceutical company, since August 2018. Prior to joining Gossamer, Dr. Salter-Cid worked at Bristol-Myers Squibb in increasing positions of responsibility from 2005 to August 2018, most recently as Vice President and Head of Immunology, small molecule Immuno-Oncology and Genomics Discovery where she focused on target validation and development of innovative biologic and small-molecule therapeutics to address significant unmet needs in autoimmune diseases and cancer. She was a member of the Scientific Advisory Board of Enterome SA until July 2018. Dr. Salter-Cid holds a B.S. in Biology from University of Lisbon, an M.S. in Biology from Florida International University and a Ph.D. in Immunology from the University of Miami School of Medicine.
In accordance with the Company’s non-employee director compensation policy, Dr. Salter-Cid will receive annual cash compensation of $35,000 as a member of the Board and $6,000 as a member of the Science and Technology committee of the Board, as well as reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and committees thereof. She was granted an option to purchase 31,400 shares of the Company’s common stock, par value $0.001 per share, with an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of her appointment, which option will vest in equal quarterly installments during the twelve quarters following the grant date, subject to Dr. Salter-Cid’s continued service on the Board. Dr. Salter-Cid also will enter into a standard form of indemnification agreement with the Company, in the form that is filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-215372), filed with the Securities and Exchange Commission on December 30, 2016.
There are no arrangements or understandings between Dr. Salter-Cid and any other person pursuant to which Dr. Salter-Cid was elected as a director. There are no transactions in which Dr. Salter-Cid has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOUNCE THERAPEUTICS, INC.

Date: February 12, 2021	By:	/s/ Kim C. Drapkin
Kim C. Drapkin
Treasurer and Chief Financial Officer